Exhibit 99.1

The 4Less Group Reports 2021 March Year-Over-Year Sales Up Over 196%

Las Vegas, NV – April 5, 2021 - The 4Less Group, Inc. (FLES: OTCQB) (Company) announced that their auto parts ecommerce website www.Liftkits4less.com (“LK4L”), that targets the aftermarket automotive parts for Jeep Truck and SUV vehicles, has seen a 196% increase in gross sales for the month of March 2021, as compared to the same month last year.

“Over $2M in gross sales in a single month is a major milestone for LK4L and demonstrates our ability to drive sales through cutting edge technology, strong branding and our digital marketing efforts,” stated Christopher Davenport, President and CEO of Auto Parts 4Less, Inc., The Company’s wholly owned subsidiary. “Our strategy of strong SEO optimization coupled with paid advertising including our resent partnering with MBM Motorsports and the NASCAR fan base is paying off.” Christopher, states, “We will continue to expand our branding efforts to support the launch of our flagship automotive parts-only marketplace AutoParts4Less.com in summer 2021.”

Based on a potentially successful $15 million capital raise that the Company initiated the first of the year, the company expects they will be able to substantially increase LK4L’s advertising and promotion budget from the approximate $100,000 spent in 2020. In doing so, the Company believes that their ecommerce site LK4L is positioned to have a breakout year.

“As LK4L experiences record-breaking sales numbers for both February and March 2022” stated Tim Armes, President of The 4Less Group, Inc. “The continued growth in sales from LK4L will enable the company to significantly lower our out of pocket investment to finish the development and launch of AutoParts4Less.com.”

In addition to the record-breaking sales in the last two months, the Company also announced that in the same time period they had reduced debt by approximately one million dollars at a cost of just over $150,000.

About The 4Less Group, Inc.

Building off the knowledge and continued success of their present e-commerce website, liftkits4less.com, that targets the aftermarket automotive parts for Jeep Truck and SUV vehicles, The 4Less Group, Inc. (www.the4lessgroup.com) is now focused on launching what they believe to be one of the world’s first automotive parts only multi-vendor marketplace under the URL AutoParts4Less.com. The projected MVP site launch will begin in early Summer 2021.

Also visit: www.AutoParts4Less.com as well as www.LiftKits4Less.com

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of the Company's future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product or services development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct (i) its own forward-looking statements, except as required by law, or (ii) those prepared by third parties that are not paid for by the Company.

For more information, contact:

Email: PR@The4LessCorp.com

Investor Relations:

James S. Painter III

Emerging Markets Consulting, LLC.

Jamespainter@emergingmarketsllc.com

321-206-6682